Exhibit 4.55

SCORPIO BULKERS INC.

May 8, 2015

Nordea Bank Finland Plc, New York Branch, as Agent
437 Madison Avenue, 21st Floor
New York, NY 10022

Re: Credit Agreement providing for a Term Loan Facility and a Revolving Loan Facility of up to US$408,976,447

Ladies and Gentlemen:

We refer to that certain credit agreement (as amended, amended and restated, supplemented or modified from time to time, including by that certain first amendment dated March 6, 2015, the “Credit Agreement”) dated as of December 30, 2014, by and among, inter alios, (i) Scorpio Bulkers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), (ii) the lenders party thereto, and (iii) Nordea Bank Finland Plc, New York Branch, as administrative agent (in such capacity, the “Agent”) and as collateral agent. Terms used herein shall have the meaning set forth in the Credit Agreement unless otherwise defined.

Pursuant to Section 3.02 of the Credit Agreement, the Borrower may cancel any part of the Term Loan Commitments and/or the Available Revolving Loan Commitments available to it without premium or penalty. Section 3.02(a) specifies that any partial cancellation shall be in integral multiples of $1,000,000 and that the Agent receive at least three Business Days’ prior notice.

Pursuant to Section 1.01 (Revolving Loan Vessel) of the Credit Agreement, the Borrower may substitute a Revolving Loan Vessel prior to the initial Vessel Acquisition Borrowing Date upon 10 Business Days’ written notice to the Agent. Section 2.01(c) specifies that the principal amount of the Loan made on the Vessel Acquisition Borrowing Date in respect of such Substitution Vessel shall not exceed the lesser of 55% of its Appraised Value or the applicable maximum loan amount set forth in Schedule VI of the Credit Agreement opposite the vessel being substituted.

The Borrower hereby requests that Sixty Million Dollars ($60,000,000) of the Term Loan Commitments be cancelled, effective May 13, 2015. The Borrower is cancelling the part of the Term Loan Commitments corresponding to the following two vessels:

Name          Hull
SBI CHURCHILL 1059
SBI PERFECTO 1060

The Borrower hereby further requests that Thirteen Million Dollars ($13,000,000) of the Available Revolving Loan Commitments be cancelled, effective May 13, 2015. The Borrower will be cancelling part of the Available Revolving Loan Commitments relating to the vessel “SBI PRESIDENTE” with Hull Number 1061. The Borrower requests that the vessel “SBI PRESIDENTE” be substituted with the following Substitution Vessel, effective May 22, 2015:

Exhibit 4.55

Name	Owner	Vessel Type	DWT	Flag	Yard	Expected Delivery
SBI ECHO	SBI Echo Shipping Company Limited	Ultramax	61,000	Marshall Islands	Imabari Shipbuilding Co. Ltd	July 1, 2015

By its execution of this letter agreement, The Borrower hereby certifies that the vessel “SBI ECHO” meets the requirements of a Substitution Vessel under the Credit Agreement.

By its execution of this letter agreement, the Agent hereby agrees to cancel $60,000,000 of the Term Loan Commitments and to cancel $13,000,000 of the Available Revolving Loan Commitments. The Agent further consents to the substitution of the vessel “SBI PRESIDENTE” with the vessel “SBI ECHO” pursuant to the terms of the Credit Agreement and to the updating of Schedule VI thereto with the revised schedule attached hereto as Exhibit A.

By its execution of this letter agreement, the Borrower hereby represents and warrants that, as of the date hereof, no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred or is continuing. The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Credit Agreement, except for representations and warranties, if any, given as of a specified date.

By its execution of this letter agreement, the Borrower agrees that all other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this letter agreement were included therein by way of addition or substitution, as the case may be. In addition, all rights and obligations of the parties to the Credit Agreement shall remain in full force and effect.

This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to choice-of-law principles.

Exhibit 4.55

Kindly indicate your acceptance and agreement with the foregoing by executing this letter agreement in the space indicated below.

Very truly yours,

SCORPIO BULKERS INC.,

as Borrower

/s/ Hugh Baker
By:___________________________________
            Name: Hugh Baker
            Title: Chief Financial Officer

Exhibit 4.55

CONSENTED TO AND AGREED as of May _8__, 2015.

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Agent

/s/ Henning Lyche Christiansen
By:___________________________________
Name: Henning Lyche Christiansen
Title: First Vice President

/s/ Martin Lunder
By:___________________________________
Name: Martin Lunder
Title: Senior Vice President

Exhibit 4.55

EXHIBIT A
VESSEL SCHEDULE

Exhibit 4.55

SCHEDULE VI

A. Term Loan Vessels

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Athena	SBI Athena Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0610	Q1 2015	$27,250,000	$14,987,500
SBI Conga	SBI Conga Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1722A	Q2 2015	$31,310,000	$17,220,500
SBI Behike	SBI Behike Shipping Company Limited	Capesize	Marshall Islands	180,000	HN1058	Q4 2015	$61,400,000	$33,770,000
SBI Bolero	SBI Bolero Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1723A	Q3 2015	$31,310,000	$33,770,000
SBI Monterrey	SBI Monterrey Shipping Company Limited	Capesize	Marshall Islands	180,000	HN1059	Q1 2016	$61,400,000	$17,220,500
SBI Sousta	SBI Sousta Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1724A	Q3 2015	$31,310,000	$17,220,500
SBI Rock	SBI Rock Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	1092	Q4 2015	$29,313,000	$16,122,150
SBI Thalia	SBI Thalia Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0612	Q4 2015	$27,250,000	$14,987,500
SBI Twist	SBI Twist Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	1093	Q1 2016	$29,313,000	$16,122,150
SBI Reggae	SBI Reggae Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1725A	Q4 2015	$31,310,000	$17,220,500
SBI Parapara	SBI Parapara Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1735A	Q1 2016	$31,310,000	$17,220,500

1 The information in this SCHEDULE VI shall be updated for each Collateral Vessel after each Borrowing Date, and may be supplemented by written notice to the Administrative Agent and Collateral Agent prior to each such Borrowing Date pursuant to Section 6.18 of this Agreement.

Exhibit 4.55

B. Revolving Loan Vessels

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Echo	SBI Echo Shipping Company Limited	Ultramax	Marshall Islands	61,000	S870	Q3 2015	$30,750,000	$17,124,523
SBI Zumba	SBI Zumba Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1726A	Q1 2016	$31,310,000	$17,220,500
SBI Mazurka	SBI Mazurka Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1736A	Q2 2016	$31,310,000	$17,220,500
SBI Hera	SBI Hera Shipping Company Limited	Ultramax	Marshall Islands	60,200	1907	Q2 2016	$31,045,490	$17,075,020
SBI Zeus	SBI Zeus Shipping Company Limited	Ultramax	Marshall Islands	60,200	1906	Q2 2016	$31,045,490	$17,075,020
SBI Poseidon	SBI Poseidon Shipping Company Limited	Ultramax	Marshall Islands	60,200	1911	Q3 2016	$31,045,490	$17,075,020
SBI Apollo	SBI Apollo Shipping Company Limited	Ultramax	Marshall Islands	60,200	1912	Q3 2016	$31,045,490	$17,075,020